EXHIBIT INDEX TO FORM N-SAR
                         OF MML SERIES INVESTMENT FUND
                       FOR THE PERIOD ENDED JUNE 30, 1998


Exhibit No.                    Description

77Q(1)(e)  Investment Management Agreement dated May 29, 1998 between MML Series Investment Fund on behalf of MML Small Cap Value Equity Fund and Massachusetts Mutual Life Insurance Company.

           Investment Sub-Advisory Agreement effective as of May 29, 1998, between Massachusetts Mutual Life Insurance Company and David L. Babson and Company Incorporated regarding MML Small Cap Value Equity Fund.


For Period Ended 06/30/98

File No. 811-2224


77Q(1)(e)  Investment Management Agreement dated May 29, 1998 between MML Series Investment Fund on behalf of MML Small
           Cap Value Equity Fund and Massachusetts Mutual Life Insurance Company was filed as Exhibit No. 5A to Post-Effective Amendment No. 40 to Registrant's Registration Statement on Form N-1A (as filed with the Securities and Exchange Commission ("SEC") via EDGAR), and is incorporated herein by reference.

           Investment Sub-Advisory Agreement effective as of May 29, 1998, between Massachusetts Mutual Life Insurance Company and David L. Babson and Company Incorporated regarding MML Small Cap Value Equity Fund was filed as Exhibit No. 5B to Post-Effective Amendment No. 40 to Registrant's Registration Statement on
           Form N-1A (as filed with the SEC via EDGAR), and is incorporated herein by reference.